NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA



    NUMBER                       Lazygrocer.com                         SHARES
     1042                                                          ******15000**
    SL-001042

                       AUTHORIZED STOCK 50,000,000 SHARES
                           PAR VALUE $.001 PER SHARE


898-052040                                                     CUSIP 52108X 10 9


This certifies that         is the registered holder of
                                 LAZYGROCER.COM, INC.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be singed by its duly authorized officers and its Corporation Seal to be hereunto affixed

Dated: 12-20-2000

(LAZYGROCER.COM, INC. SEAL)

TRANSFER AGENT AND REGISTRAR:
ATLAS STOCK TRANSFER CORPORATION
5889 South State Street
Salt Lake City, Utah 84107